UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 22, 2005

RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Item 8.01
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Index to Financial Statements

Item 8.01

Range Resources Corporation has prepared an unaudited pro forma combined statement of operations for the year ended December 31, 2004 as if its acquisition of the 50% of Great Lakes Energy Partners LLC that it did not previously own and its purchase of the equity of PMOG Holdings, Inc. had each occurred as of January 1, 2004. The unaudited pro forma combined statement of operations is included herein.

Item 9.01-     Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

Unaudited pro forma combined statement of operations of Range Resources Corporation for the year ended December 31, 2004 are included herein.

(c)	Exhibits

None.

2

Certain information included in this report contains certain statements (other than statements of historical fact) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used herein, the words “budget,” “budgeted,” “assumes,” “should,” “goal,” “anticipates,” “expects,” “believes,” “seeks,” “plans,” “estimates,” “intends,” “projects” or “targets” and similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results and the difference between assumed facts or bases and the actual results could be material, depending on the circumstances. It is important to note that our actual results could differ materially from those projected by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable and such forward-looking statements are based upon the best data available at the date this report is filed with the SEC, we cannot assure you that such expectations will prove correct. Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following: production variance from expectations, volatility of oil and gas prices, hedging results, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, environmental risks, uncertainties about estimates of reserves, competition, litigation, government regulation, political risks, our ability to implement our business strategy, costs and results of drilling new projects, mechanical and other inherent risks associated with oil and gas production, weather, availability of drilling equipment and changes in interest rates. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ ROGER S. MANNY Roger S. Manny Chief Financial Officer

Date: March 22, 2005

Index to Financial Statements

Description	Page number

Unaudited Pro Forma Combined Financial Information of Range Resources Corporation for the twelve months ended December 31, 2004	F-2

Range Resources Corporation

Unaudited pro forma combined financial information

On June 23, 2004, Range Resources Corporation (the “Company,” “Range,” “we”) closed on the acquisition of the 50% of Great Lakes Energy Partners, L.L.C. (“Great Lakes”) that it did not previously own. On December 10, 2004, the Company closed on the acquisition of PMOG Holdings, Inc. (“Pine Mountain”). The following unaudited pro forma combined financial information shows the pro form effects of the Great Lakes and Pine Mountain acquisitions. The unaudited pro forma combined financial information includes a statement of operations for the year ended December 31, 2004 which assumes the acquisitions occurred on January 1, 2004.

The unaudited pro forma combined financial information has been prepared to assist in your analysis of the financial effects of the acquisitions. The pro forma amounts for the Great Lakes acquisition are based on the historical financial statements of Range and Great Lakes and should be read in conjunction with those historical financial statements and related notes, which were previously filed on Form 8-K/A dated August 17, 2004. The historical Great Lakes amounts presented represent the 50% not previously owned by the Company prior to the acquisition. The pro forma amounts for the Pine Mountain acquisition are also based on historical financial statements of Range and Pine Mountain and should be read in conjunction with those historical financial statements and related notes which were previously filed on Form 8-K/A dated January 27, 2005.

The pro forma information is based on the estimates and assumptions set forth in the notes to such information. It is preliminary and is being furnished solely for information purposes. The pro forma information does not purport to represent what the financial position and the results of operations of the combined company would have actually been had the merger in fact occurred on the date indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

Range Resources Corporation
Unaudited Pro Forma Statement of Operations
Twelve months ended December 31, 2004

		50%
	Range	Great	Pro Forma			Pine	Pro Forma
(In thousands, except per share data)	Resources	Lakes	adjustments		Pro Forma	Mountain	adjustments		Pro Forma

Revenues
Oil and gas sales	$315,703	$27,708			$343,411	$28,069			$371,480
Transportation and gathering	2,202	770			2,972	65			3,037
Loss on retirement of securities	(39)				(39)				(39)
Other	2,841	56			2,897	190			3,087

	320,707	28,534			349,241	28,324			377,565
Expenses
Direct operating	46,308	4,836			51,144	3,320			54,464
Production and ad valorem taxes	20,504	246			20,750	991			21,741
Exploration	21,219	1,152			22,371				22,371
General and administrative	39,810	1,078			40,888	2,243			43,131
Interest expense	23,119	877	(115	)(d)	27,590	2,474	1,473	(a)	31,537
			(70	)(e)
			3,779	(f)
Depletion, depreciation and amortization	102,971	6,552	1,421	(g)	110,944	3,724	5,008	(b)	119,676

	253,931	14,741	5,015		273,687	12,752	6,481		292,920
Income before income taxes	66,776	13,793	(5,015)		75,554	15,572	(6,481)		84,645
Income taxes	24,545	—	3,248	(h)	27,793	6,429	(3,066	)(c)	31,156

Net income	42,231	13,793	(8,263)		47,761	9,143	(3,415)		53,489
Preferred dividends	(5,163)	—	—		(5,163)				(5,163)

Net income available to common shareholders	$37,068	$13,793	$(8,263)		$42,598	$9,143	$(3,415)		$48,326

Earnings per common share:
Net income per common share — basic	$0.59				$0.63				$0.66
Net income per common share — diluted	$0.57				$0.60				$0.63

Shares outstanding:
Basic	62,362		5,562		67,924		5,389		73,313
Diluted	65,332		5,562		70,894		5,389		76,283

See notes to unaudited pro forma combined financial statements.

Range Resources Corporation
Notes to Unaudited Pro Forma Combined Financial Statements

(1) Basis of presentation

The accompanying unaudited pro forma statement of operations present the pro forma effect of the Great Lakes and Pine Mountain acquisitions. The acquisitions were accounted for using the purchase method of accounting for business combinations. The unaudited pro forma statement of operations is presented as though the acquisition occurred on January 1, 2004. The purchase method of accounting requires that the Great Lakes and Pine Mountain assets and liabilities assumed by Range be revalued and recorded at their estimated “fair values”.

(2) Pro forma adjustments related to the Pine Mountain acquisition

The calculation of the purchase price allocation is as follows (in thousands):

Cash paid to sellers	$150,778
Cash paid for Pine Mountain debt	57,000
Cash paid for hedges	13,351
Cash paid for transactions costs	1,006

$222,135

Plus fair value of liabilities assumed (in thousands):
Current liabilities	$3,193
Capital lease obligation	5
Asset retirement obligation	489
Deferred taxes	84,751

$310,573

Fair value of Pine Mountain assets (in thousands):
Current assets	$8,039
Oil and gas properties	296,091
Gas transportation assets	1,045
Other non-current assets	5,398

$310,573

The total purchase price includes $1.0 million of estimated merger costs which include legal, accounting and consulting fees. The purchase also results in the reversal of the Pine Mountain deferred taxes, retained earnings and other comprehensive income. The purchase price is preliminary and is subject to change due to several factors, including (1) changes in the fair values of Pine Mountain’s assets and liabilities as of the effective time of the acquisition and (2) actual acquisition costs incurred. These changes will not be known until after the effective time of the acquisition. However, Range does not believe that the final purchase price allocation will differ materially from the estimated allocation presented herein.

The acquisition was financed with borrowings under our Senior Credit Facility and the issuance of 5.7 million shares of Range common stock at a price of $18.74. The stock transaction included transaction costs of $5.1 million.

The unaudited pro forma statement of operations includes the following adjustments:

(a) This adjustment increases interest expense for the effect of additional borrowings under the Senior Credit Facility and the amortization of fees associated with an amended and restated senior credit facility. This adjustment also reflects the write-off of Pine Mountains’ deferred financing costs and related amortization attributed to their prior credit facility.

(b) This adjustment revises Pine Mountain historical deprecation, depletion and amortization expense to reflect the adjustment of Pine Mountains’ assets from historical book value to fair value. For the oil and gas producing properties, pro forma depletion was calculated using the equivalent units-of-production method.

(c) This adjustment recognizes income tax effects of the adjustments to depreciation, depletion and amortization and interest expense at an effective tax rate of approximately 37%.

(3) Pro forma adjustments related to the Great Lakes acquisition

The Company previously owned a 50% interest in Great Lakes and as an investment in an LLC, accounted for its 50% ownership using the proportional consolidated method. Thus, 50% of Great Lakes assets and liabilities and operating results are included in the Company’s historic financial statements.

On June 2, 2004, we agreed to purchase FirstEnergy’s interest in Great Lakes for a cash purchase price of $200.0 million plus an optional cash payment equal to 50% of Great Lakes’ commodity hedge liability (“Optional Hedging Payment”) which was $27.7 million at closing on June 23, 2004. In consideration for the Optional Heding Payment, FirstEnergy reimbursed Great Lakes, as a capital contribution, for 50% of such commodity derivative position and the Company did not assume any commodity derivative liabilities associated with the 50% purchased interest.

The calculation of the total purchase price and allocation of this price to assets and liabilities is shown below (in thousands):

Cash paid to sellers	$200,000
Optional hedging payment	27,720
Cash paid for transaction costs	1,204

$228,924

Plus fair value of liabilities assumed (in thousands):
Current liabilities	$8,375
Long-term debt	70,000
Asset retirement obligation & other	17,693

$324,992

Fair value of Great Lakes assets (in thousands):
Current assets	$13,437
Oil and gas properties	296,260
Gas transportation assets	14,429
Other non-current assets	866

$324,992

The total purchase price includes $1.2 million of merger costs which include investment banking expenses, legal and accounting fees and other acquisition related costs.

The acquisition required the consolidation of the Great Lakes Credit Facility into an amended and restated senior credit facility, the issuance of 12.2 million shares of Range common stock at a price of $12.25 and the issuance of $100.0 million of additional 7.375% senior subordinated notes. The stock transaction included transaction costs of $7.5 million and the issuance of 7.375% senior subordinated notes included transaction expenses of $3.0 million at a discount of $1.9 million. Fees for the amended and restated senior credit facility were $1.0 million.

The unaudited pro forma statement of operations include the following adjustments:

(d) This adjustment decreases interest expense for the effect of lower borrowings under the Senior Credit Facility and amortization of fees associated with an amended and restated senior credit facility.

(e) This adjustment reflects the decrease in amortization due to the write-offs of 50% of Great Lakes’ deferred financing costs attributed to FirstEnergy’s share of the Great Lakes Credit Facility.

(f) This adjustment increases interest expense for the effect of issuance of an additional $100 million of 7.375% senior subordinated notes and the amortization of the associated discount and estimated issuance costs.

(g) This adjustment revises the Great Lakes historical depreciation, depletion and amortization expense to reflect the adjustment of Great Lakes assets from historical book value in the purchase price allocation. For the oil and gas producing properties, pro forma depletion was calculated using the equivalent units-of-production method.

(h) This adjustment recognizes income tax effects of the adjustments to depreciation, depletion and amortization and interest expense at the effective tax rate of approximately 37%. This adjustment also recognizes tax expense for Great Lakes’ 50% income prior to the acquisition. Great Lakes did not recognize income taxes as a limited liability corporation.

(4) Net earnings per common share

Net earnings per common share outstanding for the year ended December 31, 2004 is calculated as follows (in thousands):

Year ended
December 31, 2004
Numerator:

Net income	$53,489
Preferred stock dividends	(5,163)

Numerator for basic earnings per share	$48,326

Numerator for diluted earnings per share	$48,326
Effect of dilutive securities	—

Numerator for diluted earnings per share after assumed conversions	$48,326

Denominator:

Range weighted average shares outstanding	64,033
Pro forma increase	10,951
Stock held in deferred compensation plan	(1,671)

Pro forma shares outstanding — basic	73,313

Range weighted average shares outstanding	64,033
Pro forma increase	10,951
Employee stock options	1,299

Pro forma shares outstanding — diluted	76,283